BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 14, 2012 12:01 AM Pacific Time

Incorporation Number: **BC0883133**

Recognition Date and Time: Incorporated on June 9, 2010 09:45 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

SAN ANTONIO VENTURES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
3000 ROYAL CENTRE
PO BOX 11130
1055 WEST GEORGIA STREET
VANCOUVER BC V6E 3R3
CANADA

Delivery Address:
3000 ROYAL CENTRE
1055 WEST GEORGIA STREET
VANCOUVER BC V6E 3R3
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
3000 ROYAL CENTRE
PO BOX 11130
1055 WEST GEORGIA STREET
VANCOUVER BC V6E 3R3
CANADA

Delivery Address:
3000 ROYAL CENTRE
1055 WEST GEORGIA STREET
VANCOUVER BC V6E 3R3
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Schmidt, William E.

Mailing Address:	**Delivery Address:**
430 - 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA	430 - 580 HORNBY STREET VANCOUVER BC V6C 3B6 CANADA

Last Name, First Name, Middle Name:
Dyakowski, Christopher I.

Mailing Address:	**Delivery Address:**
3750 WEST 49TH AVENUE VANCOUVER BC V6N 3T8 CANADA	3750 WEST 49TH AVENUE VANCOUVER BC V6N 3T8 CANADA

Last Name, First Name, Middle Name:
Kenwood, Stephen P.

Mailing Address:	**Delivery Address:**
680 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	680 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	Without Par Value Without Special Rights or Restrictions attached